Exhibit 99.1

Greenway Technologies Announces Uplisting to OTCQB Venture Market

ARLINGTON, TX, June 23, 2025 — Greenway Technologies, Inc. (OTCQB: GWTI) (“Greenway”), an advanced gas-to-liquids (“GTL”) and gas-to-hydrogen (“GTH”) technology development company, announced today that it has successfully uplisted its common stock from the OTC® Pink Market to the OTCQB® Venture Market (“OTCQB”). The uplisting was processed and approved by OTC Markets Group Inc., and Greenway’s common stock commenced trading on the OTCQB on June 20, 2025. Greenway will continue to trade under the ticker symbol “GWTI.” To be eligible for the OTCQB, companies must be current in their reporting and must undergo an annual verification and management certification process.

“This is a significant milestone supporting the growth of Greenway with our uplisting to the OTCQB,” said Kevin Jones, President of Greenway. “This reflects our commitment to enhancing transparency, increasing market visibility and providing enhanced opportunities for our shareholders. We expect our uplisting to the OTCQB® to allow access to a broader investor base, attract institutional investors and improve liquidity for our stock.”

About Greenway Technologies, Inc.

Based in Arlington, Texas, Greenway, through its wholly owned subsidiary, Greenway Innovative Energy, Inc., is engaged in the research and development of proprietary GTL and GTH syngas conversion systems that can be scaled to meet oil and gas field production requirements, or the requirements of various processes where natural gas is produced or available. Greenway’s patented technology has been integrated into its recently completed first-generation commercial G-Reformer™ unit, a unique component used to convert natural gas into synthesis gas (a mixture of Hydrogen and Carbon Monoxide). In the case of hydrogen creation, an additional new technology, the H-Reformer™, has been created which creates synthesis gas consisting of Hydrogen gas and CO2. When combined with an FT reactor and catalyst, G-Reformer™ units can be deployed to process a variety of natural gas streams, including pipeline gas, associated gas, flared gas, vented gas, coal-bed methane, and biomass to produce fuels including gasoline, diesel, jet fuel, and methanol as well as valuable chemical outputs. When derived from natural gas, these fuels are incrementally cleaner than conventionally produced oil-based fuels.

Notice Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, are forward-looking statements. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, including those discussed under the heading “Risk Factors” in Greenway’s most recent Annual Report on Form 10-K, and in subsequent filings with, or submissions to, the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Except as otherwise required by law, Greenway disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contact:

Kevin Jones, President

Greenway Technologies, Inc.

Investors & Analysts Contact:

Greenway Investor Relations

ir@gwtechinc.com

SEC filings can be found at:

http://gwtechinc.com/SEC-filings/

For more information, visit GWTI’s website: www.gwtechinc.com